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                                                                  EXHIBIT 16.1

                       [Deloitte & Touche LLP Letterhead]



December 22, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Roberts Realty Investors, Inc. dated December 19, 1997.

Yours truly,


/s/ Deloitte & Touche LLP